                                  EXHIBIT 11.
                STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE

THREE MONTH PERIOD ENDED SEPTEMBER 30,                    1996
--------------------------------------         ---------------------------------
                                                                  ASSUMING
                                                 PRIMARY        FULL DILUTION
                                               --------------  -----------------
WEIGHTED AVERAGE OF OUTSTANDING
SHARES                                            28,989,749        28,989,749

COMMON EQUIVALENT SHARES:
     OUTSTANDING STOCK OPTIONS                       814,107           814,257

OTHER POTENTIALLY DILUTIVE SECURITIES:
    CONVERTIBLE DEBENTURES (2)                           N/A         1,859,145

                                               --------------  -----------------
SHARES USED IN COMPUTING
NET INCOME PER SHARE                              29,803,856        31,663,151
                                               ==============  =================


NET INCOME                                        $4,455,885        $4,455,885

ADJUSTMENTS ASSUMING FULL DILUTION:
    INTEREST EXPENSE, NET OF TAXES (2)                   N/A           433,902

NET INCOME                                        $4,455,885        $4,889,787


NET INCOME PER SHARE                                   $0.15             $0.15

DILUTION PERCENTAGE ASSUMING FULL DILUTION (1)           N/A            -3.294%

NET INCOME PER SHARE                                   $0.15             $0.15
                                               ==============  =================


NINE MONTH PERIOD ENDED SEPTEMBER 30,                       1996
--------------------------------------         ---------------------------------
                                                                  ASSUMING
                                                 PRIMARY        FULL DILUTION
                                               --------------  -----------------
WEIGHTED AVERAGE OF OUTSTANDING
SHARES                                             27,563,151        27,563,151

COMMON EQUIVALENT SHARES:
     OUTSTANDING STOCK OPTIONS                        613,064           808,361

OTHER POTENTIALLY DILUTIVE SECURITIES:
    CONVERTIBLE DEBENTURES (2)                            N/A         3,203,822

                                               ---------------   ---------------
SHARES USED IN COMPUTING
NET INCOME PER SHARE                               28,176,215        31,575,334
                                               ===============   ===============


NET INCOME                                        $11,422,833       $11,422,833

ADJUSTMENTS ASSUMING FULL DILUTION:
    INTEREST EXPENSE, NET OF TAXES (2)                    N/A         2,326,656

                                               ---------------   ---------------
NET INCOME                                        $11,422,833       $13,749,489
                                               ===============   ===============


NET INCOME PER SHARE                                    $0.41             $0.44

DILUTION PERCENTAGE ASSUMING FULL DILUTION (1)            N/A            -7.411%

NET INCOME PER SHARE                                    $0.41             $0.41
                                               ===============   ===============



NOTES:

(1) - PROVIDED THAT DILUTION IS GREATER THAN 3%, THE CONVERTIBLE DEBENTURES ARE CONSIDERED DILUTIVE IN THE CALCULATION AND PRESENTATION OF PER SHARE DATA.

(2) - THE CONVERTIBLE DEBENTURES WERE CONVERTED TO COMMON STOCK ON AUGUST 14, 1996. ACCORDINGLY, THE EFFECTS OF AN ASSUMED CONVERSION ARE INCLUDED ONLY THROUGH THAT DATE.